Exhibit 23.3

CONSENT OF MAULDIN & JENKINS, LLC

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Valley National Bancorp of our report dated February 27, 2015, with respect to the consolidated financial statements as of and for the year ended December 31, 2014 of USAmeriBancorp, Inc. and Subsidiary, appearing in the joint Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm as it appears under the caption “Experts.”

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama

September 29, 2017